Exhibit (q)(1)

ALLIANZ FUNDS

ALLIANZ FUNDS MULTI-STRATEGY TRUST

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

PREMIER MULTI-SERIES VIT

POWER OF ATTORNEY

We, the undersigned Trustees and Officers of Allianz Funds (“AF”), Allianz Funds Multi-Strategy Trust (“MST”), AllianzGI Institutional Multi-Series Trust (“IMST”) and Premier Multi-Series VIT (“Premier VIT,” and together with AF, MST and IMST, each a “Trust”) hereby severally constitute and appoint each of Thomas J. Fuccillo, Scott Whisten and Angela Borreggine, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him/her to sign for us, and in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of each Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Deborah A. DeCotis	Trustee	June 13, 2018
Deborah A. DeCotis

/s/ F. Ford Drummond	Trustee	June 13, 2018
F. Ford Drummond

/s/ A. Douglas Eu	Trustee	June 13, 2018
A. Douglas Eu

/s/ Bradford K. Gallagher	Trustee	June 13, 2018
Bradford K. Gallagher

/s/ Erick R. Holt	Trustee	June 13, 2018
Erick R. Holt

/s/ James A. Jacobson	Trustee	June 13, 2018
James A. Jacobson

/s/ Hans W. Kertess	Trustee	June 13, 2018
Hans W. Kertess

/s/ James S. MacLeod	Trustee	June 13, 2018
James S. MacLeod

/s/ William B. Ogden, IV	Trustee	June 13, 2018
William B. Ogden, IV

/s/ Alan Rappaport	Trustee	June 13, 2018
Alan Rappaport

Name	Capacity	Date

/s/ Davey S. Scoon	Trustee	June 13, 2018
Davey S. Scoon

/s/ Thomas J. Fuccillo	President and	June 13, 2018
Thomas J. Fuccillo	Chief Executive Officer

/s/ Scott Whisten	Treasurer and Principal	June 13, 2018
Scott Whisten	Financial and Accounting Officer